UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
October 27, 2006
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The Shaw Group Inc. (“we” or “our”) issued a press release on October 30, 2006 announcing that we will restate our consolidated financial statements for the years ended August 31, 2001 through 2005 to correct for an error in the accounting for stock-based compensation expense relating to certain stock options awarded in 2000 and for errors in accounting for periodic pension service cost. A copy of this press release is attached hereto as Exhibit 99.1.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Stock Options
On October 30, 2006, we issued a press release announcing the planned restatement of our consolidated financial statements for the years ended August 31, 2001 through 2005 to correct for an error in the accounting for stock-based compensation expense relating to certain stock options awarded in 2000. As previously announced in a press release dated October 3, 2006, we initiated an internal evaluation of our stock option grant practices. In light of recent publicity involving option grants at numerous companies, our management, along with the Audit Committee of the Board of Directors, instructed our internal audit department to undertake a review of stock option awards to ensure all awards were properly authorized by the Compensation Committee and the Board of Directors. The internal audit department presented its findings at a meeting conducted on August 16, 2006, and concluded together with the Audit Committee and management that neither we nor any employee engaged in “backdating” or “spring loading” activities with regard to past option grants.
Subsequent to the August 2006 Audit Committee meeting, on September 19, 2006, the Office of the Chief Accountant of the SEC provided clarifying staff guidance regarding the appropriate measurement date for stock option grants pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In order to ensure that our accounting for stock option grants was compliant with this most recent staff guidance, we undertook a further review of our accounting for stock option grants to ensure all awards reflected the proper measurement date. While our recently completed review confirmed that no backdating or spring loading of stock options occurred, we discovered that, with regard to our Fiscal 2000 stock option awards, we did not use the proper measurement date for accounting purposes in accordance with APB 25 and the recently released guidance.
On July 28, 2000, the Compensation Committee and the Board authorized a pool of approximately one million shares (two million shares split-adjusted) at a strike price of $42 per share, and vested discretion in management to award these options to key employees. The recently released SEC guidance indicates that if management is granted discretion to allocate specific awards to individual employees, the proper measurement date for the awards should be the date upon which the list of the recipients and specific allocations was finalized, rather than the date that the Compensation Committee initially approved the award. Our review determined that a final list of option recipients and allocations was not completed as of the original measurement date used to account for the awards.
As a result, management and the Audit Committee concluded on October 27, 2006 that the accounting measurement dates for certain stock option awards during Fiscal 2000 were determined in error. The correct measurement date should have been November 27, 2000 when the stock price was $71.76 per share ($35.88 per share split-adjusted). We will record a non-cash, stock-based compensation expense over the awards’ four year vesting period of 2001-2004. The net aggregate amount of stock-based compensation expense for all fiscal years from 2001 through 2005 is approximately $21.3 million ($16.2 million net of tax). The impact of this error on each of our previously reported consolidated statements of operations is indicated in the table below (dollars in thousands):

	For the fiscal	For the fiscal	For the fiscal	For the fiscal	For the fiscal
	year ended	year ended	year ended	year ended	year ended
	August 31,	August 31,	August 31,	August 31,	August 31,
Increase/(Decrease)	2005	2004	2003	2002	2001
General and administrative expenses	$(700)	$3,800	$4,200	$5,300	$8,700
Provision (benefit) for income taxes	$300	$(1,200)	$(1,200)	$(1,400)	$(1,600)
Income (loss) from continuing operations	$400	$(2,600)	$(3,000)	$(3,900)	$(7,100)
Net income (loss)	$400	$(2,600)	$(3,000)	$(3,900)	$(7,100)
The impact of this error on each of our previously reported consolidated balance sheets is indicated in the table below (dollars in thousands):

	As of	As of	As of	As of	As of
	August 31,	August 31,	August 31,	August 31,	August 31,
Increase/(Decrease)	2005	2004	2003	2002	2001
Deferred income taxes	$5,100	$5,400	$4,200	$3,000	$1,600
Common stock	$21,300	$22,000	$18,200	$14,000	$8,700
Retained earnings	$(16,200)	$(16,600)	$(14,000)	$(11,000)	$(7,100)
Periodic Pension Service Costs
Also on October 30, 2006, we announced that we will restate our consolidated financial statements for the years ended August 31, 2003 through 2005 to correct for errors in the accounting for periodic pension service cost in relation to the minimum liability for the unfunded accumulated benefit obligation of Shaw UK Limited’s (one of our foreign subsidiaries) defined benefit plan. In connection with workforce reductions in 2003, 2004 and 2005, we offered certain terminated employees an enhanced early retirement benefit that provided immediate retirement benefit payments. However, these terminations and the related impact on our pension expense and pension liability were not reflected in our consolidated financial statements. The aggregate amount of periodic pension service cost and net income for fiscal years from 2003 through 2005 is approximately $2.5 million. The impact of this error on our previously reported consolidated statements of operations is indicated in the table below (dollars in thousands):

	For the fiscal	For the fiscal	For the fiscal
	year ended	year ended	year ended
	August 31,	August 31,	August 31,
Increase/(Decrease)	2005	2004	2003
General and administrative expenses	$800	$1,500	$200
Income (loss) from continuing operations	$(800)	$(1,500)	$(200)
Provision (benefit) for income taxes	$—	$—	$—
Net income (loss)	$(800)	$(1,500)	$(200)
The impact of this error on our previously reported consolidated balance sheets is indicated in the table below (dollars in thousands):

	As of	As of	As of
	August 31,	August 31,	August 31,
Increase/(Decrease)	2005	2004	2003
Other liabilities	$2,500	$1,700	$200
Retained Earnings	$(2,500)	$(1,700)	$(200)
Conclusions
On October 27, 2006, management and the Audit Committee of our Board of Directors concluded that the previously issued consolidated financial statements for the fiscal years ended August 31, 2001 through August 31, 2005 should no longer be relied upon because of errors in accounting as described above.
We are committed to resolving the above issues as quickly as possible and plan to file our Annual Report on Form 10-K for the year ended August 31, 2006 reflecting the restatements as soon as practicable. The total impact of the above mentioned restatements on each consolidated statement of operations is reflected in the table below:

	For the		For the		For the		For the		For the
	fiscal year ended		fiscal year ended		fiscal year ended		fiscal year ended		fiscal year ended
	August 31, 2005		August 31, 2004		August 31, 2003		August 31, 2002		August 31, 2001
	As	As	As	As	As	As	As	As	As	As
	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported
General and administrative expenses	$190,348	$190,248	$217,214	$211,914	$191,818	$187,418	$162,550	$157,250	$162,134	$153,434
Provision (benefit) for income taxes	$20,910	$20,610	$(11,101)	$(9,901)	9,864	$11,064	$51,476	$52,876	$29,560	$31,160
Income (loss) from continuing operations	$17,415	$17,815	$(27,642)	$(23,542)	16,469	$19,669	$92,259	$96,159	$42,737	$49,837
Net income (loss)	$15,976	$16,376	$(33,075)	$(28,975)	17,666	$20,866	$94,467	$98,367	$43,497	$50,597
Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.25	$0.26	$(0.48)	$(0.41)	0.44	$0.52	$2.25	$2.35	$1.06	$1.24
Net income (loss)	$0.23	$0.24	$(0.57)	$(0.50)	0.47	$0.55	$2.31	$2.41	$1.08	$1.26
Diluted:
Income (loss) from continuing operations	$0.25	$0.25	$(0.48)	$(0.41)	0.43	$0.51	$2.14	$2.22	$1.02	$1.19
Net income (loss)	$0.23	$0.23	$(0.57)	$(0.50)	$0.46	$0.54	$2.18	$2.26	$1.04	$1.21
The total impact of the above mentioned restatements on each consolidated balance sheet is reflected in the table below:

	As of			As of			As of			As of			As of
	August 31, 2005			August 31, 2004			August 31, 2003			August 31, 2002			August 31, 2001
	As	As		As	As		As	As		As	As		As	As
	Restated	Reported		Restated	Reported		Restated	Reported		Restated	Reported		Restated	Reported
Deferred income taxes	$90,600	$85,500	(1)	$25,997	$20,597	(2)	$21,785	$25,985	(3)	$9,398	$12,398	(3)	$6,647	$8,247	(3)
Other liabilities	$46,962	$44,462		$21,341	$19,641		$18,180	$17,980		$12,054	$12,054		$7,350	$7,350
Common stock	$1,044,903	$1,023,603		$772,077	$750,077		$514,348	$496,148		$508,581	$494,581		$445,715	$437,015
Retained earnings	$245,112	$263,812		$229,136	$247,436		$262,211	$276,411		$244,545	$255,545		$150,078	$157,178

(1)	As of August 31, 2005, the impact of the stock options restatement increases current deferred income taxes, which were net assets.

(2)	As of August 31, 2004, the impact of the stock options restatement increases non-current deferred income taxes, which were net assets.

(3)	As of August 31, 2003, 2002 and 2001 the impact of the stock options restatement reduces non-current deferred income taxes, which were net liabilities.

As a result of the restatement of our financial statements, management, with the concurrence of the Audit Committee, has concluded that a material weakness in internal control over financial reporting existed as of August 31, 2006 related to the misapplication of generally accepted accounting principles (GAAP) pursuant to the requirements of APB 25 and Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25)” (FIN 44). A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of the material weakness, we will report that our disclosure controls and procedures were not effective in our Annual Report on Form 10-K for the year ended August 31, 2006.
The Audit Committee has discussed with our current independent registered public accounting firm, Ernst & Young LLP, the matters disclosed in this Item 4.02(a).
Item 9.01 Financial Statements and Exhibits.
(c) Exhibit.

Exhibit No.	Description

99.1	Press release issued October 30, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: October 30, 2006	By:	/s/ Robert L. Belk
Robert L. Belk
Executive Vice President and Chief Financial Officer

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
October 27, 2006

Exhibit
Number	Description

99.1	Press Release dated October 30, 2006.